As filed with the Securities and Exchange Commission on May 8, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AGCO Corporation
(Exact name of registrant as specified in its charter)

Delaware	58-1960019
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4205 River Green Parkway
Duluth, Georgia 30096
(Address, including zip code, of registrant’s principal executive offices)
AGCO Corporation 2006
Long-Term Incentive Plan
(Full title of the plan)

Stephen D. Lupton
Senior Vice President — Corporate Development and General Counsel
4205 River Green Parkway, Duluth, Georgia 30096
(770) 813-9200
(Name, address and telephone number, including area code, of agent for service)

With copies to:
W. Brinkley Dickerson, Jr.
Troutman Sanders LLP
600 Peachtree Street, N.E. — Suite 5200
Atlanta, Georgia 30308-2216

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered	registered(1)	share(2)	offering price(2)	registration fee

Common Stock, par value $0.01 per share	5,000,000 shares	$42.50	$212,500,000	$6,523.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) based on the average of the high and low price per share of Registrant’s common stock as reported on the New York Stock Exchange on May 4, 2007.

Part I — Information Required in the Section 10(a) Prospectus
     The documents constituting Part I of this registration statement have been or will be sent or given to participants in the AGCO Corporation 2006 Long-Term Incentive Plan (the “Plan”) as specified by Rule 428 (b)(1) under the Securities Act of 1933 (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     Upon written or oral request, AGCO Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to the General Counsel, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200.
Part II — Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:
(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
(b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006; and
(c) the description of the Company’s common stock contained in its Registration Statement on Form S-4, as filed on May 26, 2005, file no. 333-125255, including any amendments or reports filed for the purpose of updating such description.
     All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing, provided, however, that the Company is not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such person actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.
     Article XI of the Company’s Bylaws provides in regard to indemnification of directors and officers as follows:
     1. Definitions. As used in this article, the term “person” means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.
     2. Indemnification Granted. The corporation shall indemnify, defend, and hold harmless against all liability, loss and expenses (including attorneys’ fees reasonably incurred), to the full extent and under the circumstances permitted by the Delaware General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was an employee or agent of the corporation acting as a director, officer, employee or agent of another company or other enterprise in which the corporation owns, directly or indirectly, an equity or other interest or of which it may be a creditor.
     If a person indemnified herein must retain an attorney directly, the corporation may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.
     This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.
     3. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.
     Article 7 of the Company’s Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:
     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation or personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.
     The Company’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     (A) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number
5	Opinion of Troutman Sanders LLP.

23.1	Consent of KPMG LLP

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto)

24	Power of Attorney (included in the signature page of this Registration Statement).

99.1
AGCO Corporation 2006 Long-Term Incentive Plan, as amended — Incorporated by reference to Appendix A to AGCO Corporation’s definitive proxy statement filed March 31, 2006, and the Exhibit 10.1 to AGCO Corporation’s Form 8-K filed July 31, 2006.

99.2
Forms of Non-qualified Stock Option Award Agreement, Incentive Stock Option Award Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, and Performance Share Award — Incorporated by reference to Exhibit 10.2 to 10.6, respectively, to AGCO Corporation’s Form 10-Q for the quarter ended March 31, 2006.

Item 9. Undertakings.
     (a) Rule 415 offerings. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.
     (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, Georgia, on this 8th day of May, 2007.

AGCO Corporation
By:	/s/ Martin Richenhagen
Martin Richenhagen
President and Chief Executive Officer

We, the undersigned officers and directors of AGCO Corporation, hereby severally constitute and appoint Andrew H. Beck and Stephen D. Lupton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) of the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AGCO Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 8th day of May, 2007.

Signature	Title

/s/ Martin Richenhagen Martin Richenhagen	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Andrew H. Beck Andrew H. Beck	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ P. George Benson P. George Benson, Ph.D	Director
/s/ W. Wayne Booker W. Wayne Booker	Director
/s/ Herman Cain Herman Cain	Director
/s/ Wolfgang Deml Wolfgang Deml	Director

Signature	Title
Francisco R. Gros	Director
/s/ Gerald B. Johanneson Gerald B. Johanneson	Director
/s/ Curtis E. Moll Curtis E. Moll	Director
/s/ David E. Momot David E. Momot	Director
Gerald L. Shaheen	Director
Hendrikus Visser	Director